AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1999      REGISTRATION NO.__________



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                            LAM RESEARCH CORPORATION
             (Exact name of Registrant, as specified in its charter)

       DELAWARE                                           94-2634797
(STATE OF INCORPORATION)                       (IRS EMPLOYER IDENTIFICATION NO.)

                              4650 CUSHING PARKWAY
                         FREMONT, CALIFORNIA 94538-6470
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         -------------------------------

                            LAM RESEARCH CORPORATION
                             1999 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                         -------------------------------

                               RICHARD H. LOVGREN
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LAM RESEARCH CORPORATION
                              4650 CUSHING PARKWAY
                         FREMONT, CALIFORNIA 94538-6470
                                 (510) 659-0200
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         -------------------------------

                                   COPIES TO:

                              TWILA L. FOSTER, ESQ.
                              DALE S. FREEMAN, ESQ.
              CROSBY, HEAFEY, ROACH & MAY PROFESSIONAL CORPORATION
                       FOUR EMBARCADERO CENTER, SUITE 1900
                         SAN FRANCISCO, CALIFORNIA 94111


                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF SECURITIES     AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
 TO BE REGISTERED(1)      REGISTERED          PER SHARE             PRICE              FEE
-------------------------------------------------------------------------------------------------
Common Stock, par         1,000,000          $85.13(2)          $85,130.00         $22,474.32
value $0.001 per
share (upon the
exercise of options
under the 1999 Stock
Option Plan)
=================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Calculation is based upon the fair market value of one share of Common Stock, as reported on the Nasdaq National Market on December 15, 1999, because the exercise price for options to be granted in the future is not currently determinable. The option price of a share of Common Stock pursuant to the 1999 Stock Option Plan, which plan is incorporated by reference herein and is attached as Exhibit 4.1, is equal to a price not less than the fair market value of a share of Common Stock as of the date of a particular grant and shall be determined in accordance with the Plan. Fair market value may be established by using the closing sale price of the Stock on such date, as reported in the Wall Street Journal.

Pursuant to General Instruction E of the General Instructions to the Form S-8, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-8 filed February 22, 1999 (No. 333-72751).


                    -----------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

        1. Registration Statement on Form S-8 (No. 333-72751), as filed on February 22, 1999, including all material incorporated by reference therein;

        2. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed on September 24, 1999, including all material incorporated by reference therein; and

        3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed on November 10, 1999;

        4. The Company's Current Report on Form 8-K reporting events on November 16, 1999, as filed on November 16, 1999;

        5. The Company's Registration Statement on Form 8-A, which became effective May 4, 1984, registering the Company's Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

        6. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

        The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal, whether asserted before or after such amendment or repeal.

        The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. Additionally, the Company shall similarly indemnify the Plan's Administrator, as provided under the terms of the Plan. The Company has entered into indemnification agreements with its directors and certain of its officers. The Company has also obtained on behalf of its officers and directors insurance against losses arising from any claim asserted against or incurred by such individual in any such capacity, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        Exhibit No. 4.1 Lam Research Corporation 1999 Stock Option Plan, as amended.

        Exhibit No. 5.1 Opinion of Crosby, Heafey, Roach & May Professional Corporation, as to the legality of securities being registered.

        Exhibit No. 23.1 Consent of Ernst & Young LLP, Independent Auditors.

        Exhibit No. 23.2 Consent of PriceWaterhouseCoopers, LLP, Independent Accountants.

        Exhibit No. 23.3 Consent of Counsel (contained in Exhibit 5.1 above).

        Exhibit No. 24.1 Power of Attorney (see page 8).

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 17, 1999.

                                            LAM RESEARCH CORPORATION



                                            By: /s/  RICHARD H. LOVGREN
                                               ---------------------------------
                                               Richard H. Lovgren
                                               Vice President, General Counsel
                                               and Secretary

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Lovgren and James W. Bagley his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, alone or together, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

            Signature                              Title                           Date
            ---------                              -----                           ----
                                        Chief Executive Officer and          December 17, 1999
/s/ JAMES W. BAGLEY                     Chairman of the Board
-----------------------------           (Principal Executive Officer)
James W. Bagley


                                        Vice President, Finance and          December 17, 1999
/s/ MERCEDES JOHNSON                    Chief Financial and Accounting
-----------------------------           Officer (Principal Financial and
Mercedes Johnson                        Accounting Officer)


/s/ ROGER D. EMERICK                    Director                             December 17, 1999
-----------------------------
Roger D. Emerick


/s/ DAVID G. ARSCOTT                    Director                             December 17, 1999
-----------------------------
David G. Arscott


/s/ RICHARD J. ELKUS, JR.               Director                             December 17, 1999
-----------------------------
Richard J. Elkus, Jr.


/s/ JACK R. HARRIS                      Director                             December 17, 1999
-----------------------------
Jack R. Harris


/s/ GRANT M. INMAN                      Director                             December 17, 1999
-----------------------------
Grant M. Inman


/s/ KENNETH M. THOMPSON                 Director                            December 17, 1999
-----------------------------
Kenneth M. Thompson

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


--------------------------------------------------------------------------------


                                    EXHIBITS


--------------------------------------------------------------------------------


                       Registration Statement on Form S-8

                            LAM RESEARCH CORPORATION

                                INDEX OF EXHIBITS



                                                                                    Sequentially
    Exhibit No.                                                                     Numbered Page
    -----------                                                                     -------------
        4.1     Lam Research Corporation 1999 Stock Option Plan, as amended.

        5.1     Opinion of Crosby, Heafey, Roach & May, Professional Corporation.

        23.1    Consent of Ernst & Young LLP, Independent Auditors.

        23.2    Consent of PriceWaterhouseCoopers, LLP, Independent Accountants.

        23.3    Consent of Counsel (contained in Exhibit 5.1 above).

        24.1    Power of Attorney (see page 8).